UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
UNITED NATURAL FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	05-0376157 (I.R.S. Employer Identification No.)
313 Iron Horse Way Providence, RI (Address of principal executive offices)	02908 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Common Stock, $0.01 par value per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [x]
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [ ]
If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]
Securities Act registration statement or Regulation file number to which this form relates:
Not Applicable.
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Explanatory Note
This Registration Statement on Form 8-A is being filed by United Natural Foods, Inc., a Delaware corporation (the “Registrant”), in connection with the transfer of the listing of its Common Stock, par value $0.01 per share (the “Common Stock”), from The NASDAQ Global Select Market to The New York Stock Exchange.
Item 1.        Description of Registrant’s Securities to be Registered.
The description of the Common Stock included in the Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on October 11, 1996 (File No. 000-21531) and any amendment or report subsequently filed for the purpose of updating such description, is incorporated herein by reference.
Item 2.        Exhibits
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ Jill E. Sutton
Name:	Jill E. Sutton
Title:	Chief Legal Officer, General Counsel and Corporate Secretary

Date:    December 20, 2018